UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2026

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Exercise of Series B Warrants

In connection with a follow-on public offering in June 2025, Xilio Therapeutics, Inc. (the “Company”) issued 66,676,000 Series B warrants to purchase common stock, which were exercisable until December 31, 2025. Through December 31, 2025, 48,207,815 of the Series B warrants were exercised for 8,202,815 shares of common stock and 40,005,000 prefunded warrants in lieu of shares of common stock. The Company received $35.8 million in total gross proceeds from the exercise of the Series B warrants, before deducting underwriting discounts and commissions and any offering expenses.

In connection with the follow-on public offering, the Company also issued 66,676,000 Series C warrants to purchase common stock, which are exercisable between June 1, 2026 and December 2, 2026. An aggregate of 48,207,815 Series C warrants remain outstanding and 18,468,185 Series C warrants expired according to their terms in connection with the expiration of unexercised Series B warrants. If all of the outstanding Series C warrants are exercised for cash at their current exercise price of $0.75 per warrant, the Company would receive up to $36.2 million in additional total gross proceeds by the end of 2026, before deducting underwriting discounts and commissions and any offering expenses.

Shares of Common Stock Outstanding

As of January 2, 2026, there were 67,540,930 shares of the Company’s common stock issued and outstanding, including shares of common stock issued in connection with the exercise of the Series B warrants and the exercise of certain previously issued prefunded warrants for common stock.

Financial Guidance

Based on its current operating plans, the Company anticipates that its existing cash and cash equivalents, together with the net proceeds from the exercise of the Series B warrants, will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into the second quarter of 2027.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the potential exercise of the Series C warrants and the amount of gross proceeds that may be received in connection with such exercise, and the period in which the Company expects to have, and the sufficiency of, cash to fund its operating expenses and capital expenditure requirements. The risks and uncertainties relating to the Company and the transactions include general market conditions, and other risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including in its most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. Any forward-looking statements contained in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: January 5, 2026	By:	/s/ Caroline Hensley
Caroline Hensley
Chief Legal Officer